Exhibit 99.1

GROUPON ANNOUNCES SECOND QUARTER 2012 RESULTS

•	Consolidated revenue of $568.3 million, up 45% year-over-year

•	Operating income of $46.5 million versus operating loss of $101.0 million in second quarter 2011

•	GAAP EPS of $0.04, non-GAAP EPS of $0.08; includes $0.04 per share gain from non-operating items

CHICAGO- (BUSINESS WIRE) - August 13, 2012 - Groupon, Inc. (NASDAQ: GRPN) today announced financial results for the quarter ended June 30, 2012.

Revenue increased 45% year-over-year to $568.3 million in the second quarter 2012, compared with $392.6 million in the second quarter 2011. Excluding the $32.4 million unfavorable impact from year-over-year changes in foreign exchange rates throughout the quarter, revenue growth would have been 53% compared with second quarter 2011.

The second quarter 2012 was the first quarter that direct revenue, or the amount earned from the sale of products for which the Company is the merchant of record, was material to Groupon's overall performance. Accordingly, the Company's consolidated revenue presentation now includes third-party revenue, which is related to sales for which the Company acts as an agent for the merchant, as well as direct revenue. Third-party and direct revenues are recorded on a net and gross basis, respectively. Direct revenue was $65.4 million in the quarter, compared with $19.2 million in the first quarter 2012.

Gross billings, which reflects the total amount collected from customers, excluding any applicable taxes and net of estimated refunds, increased 38% year-over-year to $1.29 billion in the second quarter 2012, compared with $929.2 million in the second quarter 2011. Excluding the $75.1 million unfavorable impact from year-over-year changes in foreign exchange rates throughout the quarter, gross billings growth would have been 47% compared with second quarter 2011.

Operating income was $46.5 million in the second quarter 2012, which included non-cash stock-based compensation and acquisition-related expenses of $25.4 million. This compares with a loss from operations of $101.0 million in the second quarter 2011, which included non-cash stock-based compensation expense of $38.7 million. Year-over-year changes in foreign exchange rates throughout the quarter had a $0.2 million unfavorable impact on operating income.

“We had a solid quarter despite challenges in Europe and continued investment in technology and infrastructure,” said Andrew Mason, CEO of Groupon. “We've deepened our relationships with a growing base of merchants and customers worldwide, demonstrating progress as we work to unlock the opportunity in local commerce.”

Operating cash flow increased 93% year-over-year to $75.3 million, compared with $39.0 million in the second quarter 2011. For the trailing twelve months ended June 30, 2012, operating cash flow was $392.5 million. Free cash flow, a non-GAAP financial measure calculated as operating cash flow less capital expenditures, was $48.6 million for the second quarter 2012, bringing free cash flow for the trailing twelve months ended June 30, 2012 to $330.1 million. This reflects an increase of 243% year-over-year compared to free cash flow in the trailing twelve months ended June 30, 2011 of $96.4 million. At the end of the quarter, Groupon had $1.2 billion in cash and cash equivalents and no long-term debt.

Second quarter 2012 net income attributable to common stockholders improved to $28.4 million, or $0.04 per share. Non-GAAP earnings attributable to common stockholders for the second quarter 2012 improved to $53.8 million, or $0.08 per share, excluding stock-based compensation and acquisition-related expenses of $25.4 million. Second quarter 2012 results included a $33.0 million net gain from non-recurring items, comprised of a $56.0 million non-operating gain and $23.0 million of tax expense. This resulted from a transaction whereby the Company's minority interest in its China operations was exchanged along with an additional cash investment, for a minority interest in Life Media, Limited (also known as F-tuan), a leading competitor. Net income attributable to common stockholders also included a $3.9 million reduction related to the settling of remaining commitments to purchase additional interests in consolidated subsidiaries from minority shareholders. The net positive impact of these two items was $0.04 per share.

1 of 13

Second quarter 2012 net income attributable to common stockholders improved by $135.8 million year-over-year, from a net loss of $107.4 million, or a loss per share of $0.35 in the second quarter 2011. Non-GAAP net income attributable to common stockholders improved by $122.5 million year-over-year, from a net loss of $68.7 million, or a non-GAAP loss per share of $0.23 in the second quarter 2011, excluding non-cash stock-based compensation expenses of $38.7 million.

Groupon, Inc.
Summary Consolidated and Segment Results

	Three Months Ended June 30,			Y/Y % Growth	Six Months Ended June 30,			Y/Y % Growth
	2011	2012	Y/Y % Growth	excluding FX(1)	2011	2012	Y/Y % Growth	excluding FX(1)
	(dollars in thousands, except share and per share data)				(dollars in thousands, except share and per share data)
	(unaudited)	(unaudited)			(unaudited)	(unaudited)
Revenue
North America	$157,205	$260,181	65.5%	66.0%	$293,817	$498,746	69.7%	70.3%
International	235,377	308,154	30.9%	44.1%	394,288	628,872	59.5%	74.5%
Consolidated revenue	$392,582	$568,335	44.8%	53.0%	$688,105	$1,127,618	63.9%	72.6%

Operating (loss) income	$(101,027)	$46,485	N/A	N/A	$(218,175)	$86,124	N/A	N/A

Net (loss) income attributable to common stockholders	$(107,406)	$28,386	N/A	N/A	$(253,886)	$16,691	N/A	N/A
Non-GAAP net (loss) income attributable to common stockholders(2)	$(68,688)	$53,835	N/A	N/A	$(196,304)	$70,092	N/A	N/A

Net (loss) earnings per share attributable to common stockholders
Basic	$(0.35)	$0.04			$(0.83)	$0.03
Diluted	$(0.35)	$0.04			$(0.83)	$0.03

Non-GAAP net (loss) earnings per share attributable to common stockholders(2)	$(0.23)	$0.08			$(0.64)	$0.11

Weighted average basic shares outstanding	303,414,676	647,149,537			305,626,028	645,072,582
Weighted average diluted shares outstanding	303,414,676	663,122,709			305,626,028	663,230,558
Weighted average diluted shares for non-GAAP net (loss) earnings per share (3)	303,414,676	663,122,709			305,626,028	663,230,558

(1) Represents change in financial measures that would have resulted had average exchange rates in the reported period been the same as those in effect in the three and six months ended June 30, 2011.
(2) Non-GAAP net (loss) income attributable to common stockholders is a non-GAAP financial measure. This measure excludes stock-based compensation and acquisition-related costs. See ‘‘Non-GAAP Reconciliation Schedule’’ for a reconciliation of this measure to the most applicable financial measure under U.S. GAAP.
(3) The weighted-average diluted shares outstanding is calculated using the weighted-average number of common shares and, if dilutive, potential common shares outstanding during the period. Potential common shares consist of the incremental common shares issuable upon the exercise of stock options and vesting of restricted stock units and restricted shares, as calculated using the treasury stock method.

Highlights

•	Continued North American revenue growth. North American revenues grew 66% year-over-year.

•	Rapid growth in Groupon Goods. Groupon Goods surpassed the $200 million annual revenue run-rate in the second quarter 2012, in just its third quarter since launch in North America.

•	Improved marketing efficiencies. Customer acquisition costs improved 43% year-over-year, enabling the reduction of marketing spend by 58% compared with the second quarter 2011.

•	Solid growth in active customers. As of June 30, 2012, Groupon had 38.0 million active customers, an increase of 65% year-over-year.

•
Record number of unique merchants featured. For the second straight quarter, Groupon featured more than 100,000 unique merchants, with second quarter 2012 merchants featured achieving a new record level.

•
Mobile adoption increasing and transaction activity remains high. In July 2012, nearly one third of North American transactions were completed on mobile devices, an increase of over 35% compared with July 2011.

•
Merchant support tools gaining traction. In the second quarter 2012, nearly 20% of merchants featured were utilizing one or more of Groupon's merchant tools, compared with 10% in the first quarter 2012.

•	Launched new GrouponWorks site. The Company recently launched an updated site for merchants, featuring over 500 merchant videos on how to work with Groupon. (http://www.grouponworks.com/)

Third Quarter 2012 Outlook
Revenue for the third quarter 2012 is expected to be between $580 million and $620 million, an increase of between 35% and 44% compared with the third quarter 2011.

2 of 13

Income from operations for the third quarter 2012 is expected to be between $15 million and $35 million, compared with a loss from operations of $0.2 million in the third quarter 2011. This outlook includes approximately $30 million of stock-based compensation. The outlook further assumes no acquisitions or investments, or material changes in foreign exchange rates.

A conference call will be webcast live today at 4:00 p.m. CT / 5:00 p.m. ET, and will be available on Groupon's investor relations website at http://investor.groupon.com. This call will contain forward-looking statements and other material information regarding the Company's financial and operating results.

Non-GAAP Financial Measures
This release includes the following non-GAAP financial measures: non-GAAP net (loss) income attributable to common stockholders and free cash flow. The Supplemental Financial Information Table and Business Metrics also includes operating income and operating margin, in each case excluding stock-based compensation and acquisition-related expenses. Free cash flow and non-GAAP net (loss) income attributable to common stockholders may be different from similar measures used by other companies. Groupon believes that these non-GAAP measures are useful because they provide for more meaningful comparisons of period-to-period results by excluding certain non-cash charges that Groupon believes are not driven by core operating results. However, these non-GAAP measures are not intended to be a substitute for cash flows from operations or net income, and are not intended to represent the total increase or decrease in Groupon's cash balance for the applicable period. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with U.S. GAAP. These non-GAAP measures should only be used to evaluate Groupon's results of operations in conjunction with the corresponding GAAP measures. For a reconciliation of these non-GAAP financial measures to the nearest comparable U.S. GAAP measures, see “Non-GAAP Reconciliation Schedule” included in this release.

Non-GAAP net income excludes from GAAP net income stock-based compensation and acquisition-related expenses. Free cash flow represents operating cash flow less purchases of property and equipment. The non-GAAP measures included in this release are adjusted by excluding the items below:

Stock-based compensation expense: Stock-based compensation is excluded because it is a non-cash expense. It is, however, reflected in earnings per share, as it is incorporated in sharecount.

Acquisition-related expense: Acquisition-related costs that are non-cash in nature are excluded. The timing and nature of these expenses are unpredictable, the benefits of an acquisition may not be realized in the quarter in which the acquisition occurs, and Groupon believes that they do not provide for meaningful period-to-period comparisons.

Property and Equipment: Purchases of property and equipment are subtracted from operating cash flow in the calculation of free cash flow because Groupon believes that this is more aligned with an analysis of ongoing business operations, as purchases of fixed assets, software developed for internal use, and website development costs are necessary components of ongoing operations.
Included in the tables below are reconciliations of each of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

Note on Forward Looking Statements
The statements in this release that refer to plans and expectations for the next quarter or the future are forward-looking statements that involve a number of risks and uncertainties, and actual results could differ materially from those discussed. The risks and uncertainties that could cause results to differ materially from those included in the forward-looking statements include, but are not limited to, Groupon's ability to continue to expand the business and continue revenue growth; risks related to Groupon's business strategy; Groupon's ability to manage the growth of the organization; responding to changes in the markets in which Groupon competes for business; retaining existing merchant partners and adding new merchant partners; competing against smaller competitors and competitors with more financial resources; developing new product and service offerings that are appealing to customers; maintaining a strong brand; effectively

3 of 13

dealing with challenges arising from Groupon's international operations; integrating Groupon's technology platforms; managing refund risks; retaining the executive team; litigation; regulations, including the CARD Act and regulation of the Internet; tax liabilities; tax legislation; maintaining Groupon's information technology infrastructure; security breaches; protecting Groupon's intellectual property; handling acquisitions, joint ventures and strategic investments effectively; seasonality; payment-related risks; customer and merchant partner fraud; global economic uncertainty; compliance with rules and regulations associated with being a public company; and Groupon's ability to raise capital if necessary. Groupon urges you to refer to the factors included under the headings “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in the Company's Annual Report on Form 10-K, and subsequent quarterly reports, copies of which may be obtained by visiting the company's Investor Relations web site at http://investor.groupon.com or the SEC's web site at www.sec.gov. Groupon's actual results could differ materially from those predicted or implied, and reported results should not be considered an indication of future performance.

You should not rely upon forward-looking statements as predictions of future events. Although Groupon believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, neither the company nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. The forward-looking statements reflect Groupon's expectations as of August 13, 2012. Groupon undertakes no obligation to update publicly any forward-looking statements for any reason after the date of this earnings release to conform these statements to actual results or to changes in its expectations.

Groupon encourages investors to use its investor relations website as a way of easily finding information about the company. Groupon promptly makes available on this website, free of charge, the reports that the company files or furnishes with the SEC, corporate governance information (including Groupon's Global Code of Conduct), and select press releases and social media postings.

Contacts:
Groupon Investor Relations	Groupon Public Relations
Kartik Ramachandran	Julie Mossler
Genny Konz	312-242-2033
312-999-3098
ir@groupon.com

4 of 13

Groupon, Inc.
Consolidated Statement of Cash Flows

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2012	2011	2012
	(in thousands)		(in thousands)
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Operating activities
Net (loss) income	$(109,776)	$33,549	$(223,667)	$29,956
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	8,098	12,810	15,696	24,526
Stock-based compensation	38,718	27,084	57,582	55,087
Deferred income taxes	1,147	13,873	(2,237)	12,997
Excess tax benefits on stock based compensation	(3,532)	(18,869)	(3,532)	(21,750)
Loss on equity method investees	7,881	3,428	8,763	8,556
Acquisition-related	—	(1,739)	—	(1,687)
Gain on E-Commerce transaction (see Note 5)	—	(56,032)	—	(56,032)
Change in assets and liabilities, net of acquisitions:
Restricted cash	(1,025)	(1,471)	(1,025)	(2,828)
Accounts receivable	(37,023)	19,963	(53,072)	8,085
Prepaid expenses and other current assets	(8,933)	(17,624)	(17,221)	(21,745)
Accounts payable	8,091	20,089	(14,374)	18,268
Accrued merchant payable	95,697	(13,979)	216,870	32,021
Accrued expenses and other current liabilities	38,508	49,657	74,756	63,077
Other, net	1,168	4,576	(1,580)	10,498
Net cash provided by operating activities	39,019	75,315	56,959	159,029
Investing activities
Purchases of property and equipment	(10,240)	(26,709)	(21,202)	(39,792)
Acquisitions of businesses, net of acquired cash	(878)	(17,267)	(3,696)	(40,271)
Purchases of intangible assets	(58)	—	(272)	(10)
Purchases of investments in subsidiaries	(9,387)	(6,080)	(34,387)	(13,427)
Purchases of cost and equity method investments	(4,621)	(10,097)	(9,921)	(13,097)
Net cash used in investing activities	(25,184)	(60,153)	(69,478)	(106,597)
Financing activities
Proceeds from issuance of stock, net of issuance costs	—	—	509,692	—
Excess tax benefits on stock based compensation	3,532	18,869	3,532	21,750
Tax withholdings related to net share settlements of restricted stock units	—	964	—	(5,668)
Payments of contingent acquisition liability	—	—	—	(4,250)
Repayments of loans to related parties	—	—	(14,358)	—
Repurchase of common stock	(5,000)	—	(353,550)	—
Proceeds from exercise of stock options	909	5,279	1,234	5,657
Proceeds from the sale of common stock	137	—	137	—
Partnership distributions to noncontrolling interest holders	—	(954)	—	(1,606)
Redemption of preferred stock	—	—	(35,003)	—
Net cash provided by financing activities	(422)	24,158	111,684	15,883
Effect of exchange rate changes on cash and cash equivalents	2,992	(14,511)	7,095	(5,452)
Net increase in cash and cash equivalents	16,405	24,809	106,260	62,863
Cash and cash equivalents, beginning of the period	208,688	1,160,989	118,833	1,122,935
Cash and cash equivalents, end of the period	$225,093	$1,185,798	$225,093	$1,185,798
Supplemental disclosure of cash flow information
Non-cash investing activity
Contingent consideration in connection with acquisitions	$—	$—	$15,920	$421
Contribution of investment in E-Commerce transaction	$—	$47,042	$—	$47,042
Liability incurred in E-Commerce transaction	$—	$20,000	$—	$20,000

5 of 13

Groupon, Inc.
Consolidated Statements of Operations

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2012	2011	2012
	(dollars in thousands, except share and per share data)		(dollars in thousands, except share and per share data)
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
			(Restated) (1)
Third party and other revenue	$392,582	$502,985	$688,105	$1,043,038
Direct revenue	—	65,350	—	84,580
Total revenue	392,582	568,335	688,105	1,127,618
Costs and expenses:
Cost of revenue	54,803	135,184	94,568	254,682
Marketing	212,739	88,407	442,824	205,022
Selling, general and administrative	226,067	299,894	368,888	583,477
Acquisition-related	—	(1,635)	—	(1,687)
Total operating expenses	493,609	521,850	906,280	1,041,494
(Loss) income from operations	(101,027)	46,485	(218,175)	86,124
Interest and other income, net	479	57,367	1,539	53,828
Loss on equity method investees	(7,881)	(3,428)	(8,763)	(8,556)
(Loss) income before provision for income taxes	(108,429)	100,424	(225,399)	131,396
Provision (benefit) for income taxes	1,347	66,875	(1,732)	101,440
Net (loss) income	(109,776)	33,549	(223,667)	29,956
Less: Net loss (income) attributable to noncontrolling interests	8,536	(1,220)	19,759	(2,100)
Net (loss) income attributable to Groupon, Inc.	$(101,240)	$32,329	$(203,908)	$27,856
Redemption of preferred stock in excess of carrying value	—	—	(34,327)	—
Adjustment of redeemable noncontrolling interests to redemption value	(6,166)	(3,943)	(56,561)	(11,165)
Net (loss) income attributable to common stockholders	$(107,406)	$28,386	$(253,886)	$16,691

Net (loss) earnings per share
Basic	$(0.35)	$0.04	$(0.83)	$0.03
Diluted	$(0.35)	$0.04	$(0.83)	$0.03

Weighted average number of shares outstanding
Basic	303,414,676	647,149,537	305,626,028	645,072,582
Diluted	303,414,676	663,122,709	305,626,028	663,230,558

(1) The Company restated the Condensed Consolidated Statements of Operations for the six months ended June 30, 2011, included in the Form S-1 filed with the SEC on September 23, 2011, to correct for an error in its presentation of certain income statement expenses. These changes were to be consistent with the Company's election to report revenue on a net basis. As a result, a portion of technology costs and editorial costs have been reclassified to cost of revenue from selling, general and administrative expense for the six months ended June 30, 2011. In addition, costs associated with the Company’s marketing staff, including payroll, benefits and stock compensation, have been reclassified to marketing for the six months ended June 30, 2011 from selling, general and administrative. The change in presentation had no effect on pre-tax loss, net loss or any per share amounts for the period.

6 of 13

Groupon, Inc.
Consolidated Balance Sheets

	December 31,	June 30,
	2011	2012
	(in thousands)
		(unaudited)
Assets
Current assets:
Cash and cash equivalents	$1,122,935	$1,185,798
Accounts receivable, net	108,747	98,673
Prepaid expenses and other current assets	91,645	116,141
Total current assets	1,323,327	1,400,612
Property and equipment, net of accumulated depreciation of $14,627 and $28,147, respectively	51,800	83,293
Goodwill	166,903	192,018
Intangible assets, net	45,667	54,303
Investments in equity interests	56,604	131,177
Deferred income taxes, non-current	46,104	45,517
Other non-current assets	90,071	76,178
Total Assets	$1,774,476	$1,983,098
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$40,918	$60,364
Accrued merchant payables	520,723	543,840
Accrued expenses	212,007	258,343
Deferred income taxes, current	76,841	73,942
Other current liabilities	144,673	163,692
Total current liabilities	995,162	1,100,181
Deferred income taxes, non-current	7,428	25,837
Other non-current liabilities	70,766	74,773
Total Liabilities	1,073,356	1,200,791

Redeemable noncontrolling interests	1,653	5,943
Groupon, Inc. Stockholders' Equity
Class A common stock, par value $0.0001 per share, 2,000,000,000 shares authorized, 641,745,225 shares issued and outstanding at December 31, 2011; 2,000,000,000 shares authorized, 649,165,744 shares issued and outstanding at June 30, 2012	64	65
Class B common stock, par value $0.0001 per share, 10,000,000 shares authorized, 2,399,976 shares issued and outstanding at December 31, 2011 and June 30, 2012	—	—
Common stock, par value $0.0001 per share, 2,010,000 shares authorized, and no shares issued and outstanding as of December 31, 2011 and June 30, 2012	—	—
Additional paid-in capital	1,388,253	1,437,327
Stockholder receivable	—	(166)
Accumulated deficit	(698,704)	(670,848)
Accumulated other comprehensive income	12,928	12,937
Total Groupon, Inc. Stockholders' Equity	702,541	779,315
Noncontrolling interests	(3,074)	(2,951)
Total Equity	699,467	776,364
Total Liabilities and Equity	$1,774,476	$1,983,098

7 of 13

Groupon, Inc.
Segment Information

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2012	2011	2012
	(in thousands)		(in thousands)
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
North America
Revenue	$157,205	$260,181	$293,817	$498,746
Segment operating expenses(1)	167,706	216,752	326,096	415,145
Segment operating (loss) income	(10,501)	43,429	(32,279)	83,601
Segment (loss) income as a percent of segment revenue	(6.7)%	16.7%	(11.0)%	16.8%

International
Revenue	$235,377	$308,154	$394,288	$628,872
Segment operating expenses(1)	287,185	279,649	522,602	572,949
Segment operating (loss) income	(51,808)	28,505	(128,314)	55,923
Segment (loss) income as a percent of segment revenue	(22.0)%	9.3%	(32.5)%	8.9%

Consolidated
Revenue	$392,582	$568,335	$688,105	$1,127,618
Segment operating expenses(1)	454,891	496,401	848,698	988,094
Segment operating (loss) income	(62,309)	71,934	(160,593)	139,524
Segment (loss) income as a percent of segment revenue	(15.9)%	12.7%	(23.3)%	12.4%

Stock-based compensation	(38,718)	(27,084)	(57,582)	(55,087)
Acquisition-related	—	1,635	—	1,687
Operating (loss) income	(101,027)	46,485	(218,175)	86,124

Interest and other income, net	479	57,367	1,539	53,828
Loss on equity method investees	(7,881)	(3,428)	(8,763)	(8,556)
(Loss) income before provision for income taxes	(108,429)	100,424	(225,399)	131,396
Provision (benefit) for income taxes	1,347	66,875	(1,732)	101,440
Net (loss) income	$109,776	$33,549	$(223,667)	$29,956

(1) Represents operating expenses, excluding stock-based compensation and acquisition-related expense, which are not allocated to segments.

8 of 13

Reconciliation of Non-GAAP Financial Measures

Foreign exchange rate neutral operating results

The effect on the Company’s consolidated statements of operations from changes in exchange rates versus the U.S. Dollar for the three months ended June 30, 2012 are as follows:

	Three Months Ended June 30, 2012			Three Months Ended June 30, 2012
	At Avg.	Exchange		At Avg.	Exchange
	Q2 2011 Rates (1)	Rate Effect (2)	As Reported	Q1 2012 Rates (3)	Rate Effect (2)	As Reported
	(in thousands) (unaudited)			(in thousands) (unaudited)
Revenue	$600,764	$(32,429)	$568,335	$576,626	$(8,291)	$568,335
Income from operations	$46,688	$(203)	$46,485	$45,519	$966	$46,485

The effect on the Company’s consolidated statements of operations from changes in exchange rates versus the U.S. Dollar for the six months ended June 30, 2012 are as follows:

	Six Months Ended June 30, 2012			Six Months Ended June 30, 2012
	At Avg.	Exchange		At Avg.	Exchange
	Q2 2011 YTD Rates (1)	Rate Effect (2)	As Reported	Q4'11 - Q1'12 Rates (3)	Rate Effect (2)	As Reported
	(in thousands) (unaudited)			(in thousands) (unaudited)
Revenue	$1,187,851	$(60,233)	$1,127,618	$1,138,103	$(10,485)	$1,127,618
Income from operations	$87,368	$(1,244)	$86,124	$85,599	$525	$86,124

(1)   Represents the outcome that would have resulted had average exchange rates in the reported period been the same as those in effect during the three and six months ended June 30, 2011.
(2) Represents the increase or decrease in reported amounts resulting from changes in exchange rates from those in effect in the comparable period for operating results.
(3) Represents the outcome that would have resulted had average exchange rates in the reported period been the same as those in effect during the three and six months ended March 31, 2012.

Free Cash Flow

The following is a reconciliation of free cash flow to the most comparable U.S. GAAP measure, “Net cash provided by operating activities,” for the three and six months ended June 30, 2011 and 2012:

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2012	2011	2012
	(in thousands)		(in thousands)
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net cash provided by operating activities	$39,019	$75,315	$56,959	$159,029
Purchases of property and equipment	(10,240)	(26,709)	(21,202)	(39,792)
Free cash flow	$28,779	$48,606	$35,757	$119,237

Net cash used in investing activities	$(25,184)	$(60,153)	$(69.478)	$(106.597)
Net cash provided in financing activities	$(422)	$24,158	$111.684	$15.883

9 of 13

Non-GAAP Reconciliation Schedule
(in thousands, except share and per share data)
(unaudited)
Quarterly Non-GAAP Reconciliation

	Revenue	Cost of Revenue	Marketing	SG&A	Acq-Related	Total OpEx	Operating Income (Loss)	Net Income (Loss) attributable to common stockholders	Sharecount		Diluted EPS (1)
Three months ended June 30, 2012
GAAP	$568,335	$135,184	$88,407	$299,894	$(1,635)	$521,850	$46,485	$28,386	663,122,709		$0.04
Stock-based compensation (2)	—	(1,015)	(646)	(25,423)	—	(27,084)	27,084	27,084	—		0.04
Acquisition-related charges (3)	—	—	—	—	1,635	1,635	(1,635)	(1,635)	—		—
Non-GAAP	$568,335	$134,169	$87,761	$274,471	$—	$496,401	$71,934	$53,835	663,122,709		$0.08
Three months ended March 31, 2012
GAAP	$559,283	$119,498	$116,615	$283,583	$(52)	$519,644	$39,639	$(11,695)	644,097,375		$(0.02)
Stock-based compensation (2)	—	(482)	(726)	(26,795)	—	(28,003)	28,003	28,003	—		0.04
Acquisition-related charges (3)	—	—	—	—	52	52	(52)	(52)	—		—
Non-GAAP	$559,283	$119,016	$115,889	$256,788	$—	$491,693	$67,590	$16,256	663,665,615	(1)	$0.02
Three months ended December 31, 2011
GAAP	$492,164	$96,265	$155,299	$255,316	$256	$507,136	$(14,972)	$(65,379)	528,421,712		$(0.12)
Stock-based compensation (2)	—	(650)	(1,492)	(30,526)	—	(32,668)	32,668	32,668	—		0.06
Acquisition-related charges (3)	—	—	—	—	(256)	(256)	256	256	—		—
Non-GAAP	$492,164	$95,615	$153,807	$224,790	$—	$474,212	$17,952	$(32,455)	528,421,712		$(0.06)
Three months ended September 30, 2011
GAAP	$430,161	$68,046	$170,349	$196,798	$(4,793)	$430,400	$(239)	$(54,229)	307,605,060		$(0.18)
Stock-based compensation (2)	—	(56)	(53)	(3,231)	—	(3,340)	3,340	3,340	—		0.01
Acquisition-related charges (3)	—	—	—	—	4,793	4,793	(4,793)	(4,793)	—		(0.01)
Non-GAAP	$430,161	$67,990	$170,296	$193,567	$—	$431,853	$(1,692)	$(55,682)	307,605,060		$(0.18)
Three months ended June 30, 2011
GAAP	$392,582	$54,803	$212,739	$226,067	$—	$493,609	$(101,027)	$(107,406)	303,414,676		$(0.35)
Stock-based compensation (2)	—	(212)	(493)	(38,013)	—	(38,718)	38,718	38,718	—		0.12
Acquisition-related charges (3)	—	—	—	—	—	—	—	—	—		—
Non-GAAP	$392,582	$54,591	$212,246	$188,054	$—	$454,891	$(62,309)	$(68,688)	303,414,676		$(0.23)
Three months ended March 31, 2011 (Restated)(4)
GAAP	$295,523	$39,765	$230,085	$142,821	$—	$412,671	$(117,148)	$(146,480)	307,849,412		$(0.48)
Stock-based compensation (2)	—	(212)	(493)	(18,159)	—	(18,864)	18,864	18,864	—		0.07
Acquisition-related charges (3)	—	—	—	—	—	—	—	—	—		—
Non-GAAP	$295,523	$39,553	$229,592	$124,662	$—	$393,807	$(98,284)	$(127,616)	307,849,412		$(0.41)

Year-to-Date Non-GAAP Reconciliation

	Revenue	Cost of Revenue	Marketing	SG&A	Acq-Related	Total OpEx	Operating Income (Loss)	Net Income (Loss) attributable to common stockholders	Sharecount	Diluted EPS (1)
Six months ended June 30, 2012
GAAP	$1,127,618	$254,682	$205,022	$583,477	$(1,687)	$1,041,494	$86,124	$16,691	663,230,558	$0.03
Stock-based compensation (2)	—	(1,497)	(1,372)	(52,218)	—	(55,087)	55,087	55,087	—	0.08
Acquisition-related charges (3)	—	—	—	—	1,687	1,687	(1,687)	(1,687)	—	—
Non-GAAP	$1,127,618	$253,185	$203,650	$531,259	$—	$988,094	$139,524	$70,091	663,230,558	$0.11
Six months ended June 30, 2011 (Restated)(4)
GAAP	$688,105	$94,568	$442,824	$368,888	$—	$906,280	$(218,175)	$(253,886)	305,626,028	$(0.83)
Stock-based compensation (2)	—	(424)	(986)	(56,172)	—	(57,582)	57,582	57,582	—	0.19
Acquisition-related charges (3)	—	—	—	—	—	—	—	—	—	—
Non-GAAP	$688,105	$94,144	$441,838	$312,716	$—	$848,698	$(160,593)	$(196,304)	305,626,028	$(0.64)

10 of 13

Non-GAAP Reconciliation Schedule
(in thousands, except share and per share data)
(unaudited)
Annual Non-GAAP Reconciliation

	Revenue	Cost of Revenue	Marketing	SG&A	Acq-Related	Total OpEx	Operating Income (Loss)	Net Income (Loss) attributable to common stockholders	Sharecount	Diluted EPS(1)
Twelve months ended December 31, 2011
GAAP	$1,610,430	$258,879	$768,472	$821,002	$(4,537)	$1,843,816	$(233,386)	$(373,494)	362,261,324	$(1.03)
Stock-based compensation (2)	—	(1,130)	(2,531)	(89,929)	—	(93,590)	93,590	93,590	—	0.25
Acquisition-related charges (3)	—	—	—	—	4,537	4,537	(4,537)	(4,537)	—	(0.01)
Non-GAAP	$1,610,430	$257,749	$765,941	$731,073	$—	$1,754,763	$(144,333)	$(284,441)	362,261,324	$(0.79)
Twelve months ended December 31, 2010
GAAP	$312,941	$42,896	$290,569	$196,637	$203,183	$733,285	$(420,344)	$(456,320)	342,698,772	$(1.33)
Stock-based compensation (2)	—	(157)	(129)	(35,882)	—	(36,168)	36,168	36,168	—	0.11
Acquisition-related charges (3)	—	—	—	—	(203,183)	(203,183)	203,183	203,183	—	0.59
Non-GAAP	$312,941	$42,739	$290,440	$160,755	$—	$493,934	$(180,993)	$(216,969)	342,698,772	$(0.63)
Twelve months ended December 31, 2009
GAAP	$14,540	$4,716	$5,053	$5,848	$—	$15,617	$(1,077)	$(6,916)	337,208,284	$(0.02)
Stock-based compensation (2)	—			(115)	—	(115)	115	115	—	—
Acquisition-related charges (3)	—	—	—	—	—	—	—	—	—	—
Non-GAAP	$14,540	$4,716	$5,053	$5,733	$—	$15,502	$(962)	$(6,801)	337,208,284	$(0.02)

(1) Per U.S. GAAP, Diluted EPS is calculated using the weighted-average diluted shares outstanding rather than weighted-average basic shares outstanding. The weighted-average diluted shares outstanding is calculated using the weighted-average number of common shares and, if dilutive, potential common shares outstanding during the period. Potential common shares consist of the incremental common shares issuable upon the exercise of stock options and vesting of restricted stock units and restricted shares, as calculated using the treasury stock method.
(2) Represents non-cash stock-based compensation expense recorded within selling, general and administrative expenses, marketing expenses and cost of revenue on the income statement.
(3) Primarily represents non-cash charges for measurement of the fair value of contingent consideration related to acquisitions made since 2010.
(4) The Company restated the Condensed Consolidated Statements of Operations for the three months ended March 31, 2011, included in the Form S-1 filed with the SEC on June 2, 2011, to correct for an error in its presentation of revenue. Most significantly, the Company restated its reporting of revenue from Groupons to be net of the amounts related to merchant fees. Historically, the Company reported the gross amounts billed to its subscribers as revenue. The Condensed Consolidated Statement of Operations for the three months ended March 31, 2011, was restated to show the net amount the Company retains after paying the merchant fees. The effect of the correction resulted in a reduction of previously reported revenue and corresponding reductions in cost of revenue in those periods. The change in presentation had no effect on pre-tax loss, net loss or any per share amounts for the period.

The Company also changed the presentation of certain other income statement expenses for the three months ended March 31, 2011, to be consistent with reporting revenue on a net basis. These changes included presenting loyalty programs as a component of marketing rather than as an offset to revenue. The Company believes that this classification is most appropriate as it is acting as an agent on behalf of the merchant in driving traffic to generate revenue. In addition, refunds made to customers which are not recovered by the merchant are presented as a component of cost of revenue, rather than as an offset to revenue, as these amounts are not paid directly to the merchants.

A portion of technology costs and editorial costs were reclassified to cost of revenue from selling, general and administrative for the three months ended March 31, 2011.

Costs associated with the Company’s marketing staff, including payroll, benefits and stock compensation, were reclassified to marketing for the three months ended March 31, 2011, from selling general and administrative.

Additionally, the Company restated the Condensed Consolidated Statements of Operations for the six months ended June 30, 2011, included in the Form S-1 filed with the SEC on September 23, 2011, to correct for an error in its presentation of certain income statement expenses. These changes were to be consistent with the Company's election to report revenue on a net basis. As a result, a portion of technology costs and editorial costs have been reclassified to cost of revenue from selling, general and administrative expense for the six months ended June 30, 2011. In addition, costs associated with the Company’s marketing staff, including payroll, benefits and stock compensation, have been reclassified to marketing for the six months ended June 30, 2011 from selling, general and administrative. The change in presentation had no effect on pre-tax loss, net loss or any per share amounts for the period.

11 of 13

Supplemental Financial Information and Business Metrics
(in thousands, except percentages, per share and headcount data and TTM
Gross Billings / Average Active Customer)
(unaudited)

	Q1 2011 (7)	Q2 2011	Q3 2011	Q4 2011	Q1 2012	Q2 2012
	(Restated) (12)
Consolidated Results of Operations
Gross Billings	$668,174	$929,249	$1,157,210	$1,230,868	$1,354,800	$1,286,676
Year-over-year growth	1,405%	916%	496%	196%	103%	38%
Year-over-year growth, excluding FX (2)	1,378%	859%	496%	198%	108%	47%
Gross Billings Trailing Twelve Months (TTM)	$1,369,139	$2,206,964	$3,169,902	$3,985,501	$4,672,127	$5,029,554
Year-over-year growth	1,651%	1,227%	804%	435%	241%	128%

Third Party and Other Revenue (1)	$295,523	$392,582	$422,989	$478,510	$540,053	$502,985
Direct Revenue (1)	—	—	7,172	13,654	19,230	65,350
Total Consolidated Revenue	$295,523	$392,582	$430,161	$492,164	$559,283	$568,335
Year-over-year growth	1,358%	915%	426%	186%	89%	45%
Year-over-year growth, excluding FX (2)	1,332%	858%	401%	188%	95%	53%
Consolidated Revenue TTM	$588,192	$942,108	$1,290,490	$1,610,430	$1,874,190	$2,049,943
Year-over-year growth	1,594%	1,205%	761%	415%	219%	118%

Operating (Loss) Income	$(117,148)	$(101,027)	$(239)	$(14,972)	$39,639	$46,485
Year-over-year growth	N/A	(174)%	100%	96%	N/A	N/A
Operating Margin (% of revenue)	(39.6)%	(25.7)%	(0.1)%	(3.0)%	7.1%	8.2%
Year-over-year growth (bps)	(8,192)	6,949	6,838	19,213	4,673	3,391
Operating (Loss) Income TTM	$(546,064)	$(610,272)	$(554,543)	$(233,386)	$(76,599)	$70,913
Operating Margin TTM (% of TTM revenue)	(92.8)%	(64.8)%	(43.0)%	(14.5)%	(4.1)%	3.5%
Year-over-year growth (bps)	(11,533)	(2,457)	1,427	11,983	8,875	6,824
Net Loss Attributable to Common Stockholders	$(146,480)	$(107,406)	$(54,229)	$(65,379)	$(11,695)	$28,386
Weighted Average Basic Shares Outstanding	307,849	303,415	307,605	528,422	644,097	647,150
Weighted Average Diluted Shares Outstanding (3)	307,849	303,415	307,605	528,422	644,097	663,123
Net (Loss) Earnings per Share Attributable to Common Stockholders
Basic	$(0.48)	$(0.35)	$(0.18)	$(0.12)	$(0.02)	$0.04
Diluted	$(0.48)	$(0.35)	$(0.18)	$(0.12)	$(0.02)	$0.04

Operating (Loss) Income Excl Stock-Based Compensation (SBC), Acquisition-Related Expenses (4)	$(98,284)	$(62,309)	$(1,692)	$17,952	$67,590	$71,934
Year-over-year growth	N/A	(166)%	93%	N/A	N/A	N/A
Operating Margin Excl SBC, Acq-Related (% of revenue) (4)	(33.3)%	(15.9)%	(0.4)%	3.6%	12.1%	12.7%
Year-over-year growth (bps)	(7,611)	4,471	2,760	8,689	4,534	2,853
Operating (Loss) Income TTM Excl SBC, Acq-Related (4)	$(287,964)	$(326,848)	$(305,646)	$(144,333)	$21,541	$155,784
Operating Margin TTM Excl SBC, Acq-Related (% of TTM revenue) (4)	(49.0)%	(34.7)%	(23.7)%	(9.0)%	1.1%	7.6%
Year-over-year growth (bps)	(7,208)	(1,333)	245	4,887	5,011	4,229
Non-GAAP Net (Loss) Earnings Attributable to Common Stockholders (5)	$(127,616)	$(68,688)	$(55,682)	$(32,455)	$16,256	$53,835
Weighted Average Diluted Shares for non-GAAP Net (Loss) Income per Share (3)	307,849	303,415	307,605	528,422	663,666	663,123
Non-GAAP Net (Loss) Earnings per Share Attributable to Common Stockholders (5)	$(0.41)	$(0.23)	$(0.18)	$(0.06)	$0.02	$0.08

Segments
North America Segment:
Revenue	$136,612	$157,205	$161,525	$179,638	$238,565	$260,181
Year-over-year growth	574%	341%	188%	103%	75%	66%
% of Consolidated Revenue	46%	40%	38%	36%	43%	46%
Revenue TTM	$316,752	$438,305	$543,705	$634,980	$736,933	$839,909

Segment Operating (Loss) Income (6)	$(21,778)	$(10,501)	$18,836	$18,239	$40,172	$43,429
Year-over-year growth	N/A	(2,678)%	496%	N/A	N/A	N/A
% of Consolidated Segment Operating Income	22%	17%	1,113%	102%	59%	60%
Segment Operating Margin (% of North America revenue) (6)	(15.9)%	(6.7)%	11.7%	10.2%	16.8%	16.7%
Year-over-year growth (bps)	(5,879)	(562)	603	3,494	3,278	2,337
Segment Operating (Loss) Income TTM (6)	$(40,901)	$(51,024)	$(35,348)	$4,796	$66,746	$120,676
Segment Operating Margin TTM (% of North America TTM revenue) (6)	(12.9)%	(11.6)%	(6.5)%	0.8%	9.1%	14.4%
Year-over-year growth (bps)	(3,604)	(2,266)	(1,467)	596	2,197	2,601

International Segment:
Revenue	$158,911	$235,377	$268,636	$312,526	$320,718	$308,154
Year-over-year growth	N/A	7,709%	947%	273%	102%	31%
Year-over-year growth, excluding FX (2)	N/A	7,013%	868%	276%	112%	44%
% of Consolidated Revenue	54%	60%	62%	64%	57%	54%
Revenue TTM	$271,440	$503,803	$746,785	$975,450	$1,137,257	$1,210,034

Segment Operating (Loss) Income (6)	$(76,506)	$(51,808)	$(20,528)	$(287)	$27,418	$28,505
Year-over-year growth	N/A	(125)%	21%	100%	N/A	155%
% of Consolidated Segment Operating Income	78%	83%	(1,213)%	(2)%	41%	40%
Segment Operating Margin (% of International revenue) (6)	(48.1)%	(22.0)%	(7.6)%	(0.1)%	8.5%	9.3%
Year-over-year growth (bps)	N/A	74,265	9,392	14,474	5,669	3,126
Segment Operating (Loss) Income TTM (6)	$(247,063)	$(275,824)	$(270,298)	$(149,129)	$(45,205)	$35,108
Segment Operating Margin TTM (% of International TTM revenue) (6)	(91.0)%	(54.7)%	(36.2)%	(15.3)%	(4.0)%	2.9%
Year-over-year growth (bps)	N/A	70,992	13,508	13,628	8,704	5,765

12 of 13

Supplemental Financial Information and Business Metrics
(in thousands, except percentages, per share and headcount data and TTM
Gross Billings / Average Active Customer)
(unaudited)

	Q1 2011 (7)	Q2 2011	Q3 2011	Q4 2011	Q1 2012	Q2 2012
	(Restated) (12)
Cash Flow
Operating cash flow (TTM)	$91,928	$128,316	$173,291	$290,447	$356,221	$392,517
Purchases of Property and Equipment (TTM)	(24,780)	(31,949)	(38,414)	(43,811)	(45,932)	(62,401)
Free cash flow (TTM) (8)	$67,148	$96,367	$134,877	$246,636	$310,289	$330,116

Other Metrics:
Active Customers(9)	15,376	23,037	28,906	33,742	36,850	38,046
TTM Gross Billings / Average Active Customer (10)	$169	$174	$189	$187	$179	$165
Headcount
Sales (11)	3,556	4,850	4,853	5,196	5,735	5,587
% North America	19%	20%	21%	20%	21%	20%
% International	81%	80%	79%	80%	79%	80%
Other	3,551	4,775	5,565	6,275	6,813	7,233
Total Headcount	7,107	9,625	10,418	11,471	12,548	12,820

(1) The second quarter 2012 marked the first time that direct revenue was material to the Company’s consolidated performance. As a result, beginning in the second quarter 2012, third party and other and direct revenue are presented separately. Third party revenue is related to the sales for which the company acts as an agent for the merchant. This revenue is recorded on a net basis. Direct revenue is related to the sale of products for which the Company is the merchant of record. These revenues are accounted for on a gross basis, with the cost of inventory recorded in cost of revenue.
(2) Represents change in financial measures that would have resulted had average exchange rates in the reported period been the same as those in effect in the prior year period.
(3) The weighted-average diluted shares outstanding is calculated using the weighted-average number of common shares and, if dilutive, potential common shares outstanding during the period. Potential common shares consist of the incremental common shares issuable upon the exercise of stock options and vesting of restricted stock units and restricted shares, as calculated using the treasury stock method.
(4) Please see the section entitled ‘‘Non-GAAP Financial Measures” above for further information on these metrics.
(5) Non-GAAP net (loss) income attributable to common stockholders is a non-GAAP financial measure. This measure excludes stock-based compensation and acquisition-related costs. See ‘‘Non-GAAP Reconciliation Schedule” for a reconciliation of this measure to the most applicable financial measure under U.S. GAAP.
(6) Segment operating income excludes stock-based compensation and acquisition-related expenses, as they are not allocated at the segment level.
(7) Year-over-year growth is unavailable for select international growth measures as Groupon did not commence international operations until the second quarter of 2010.
(8) Free cash flow is a non-GAAP financial measure. The Company reconciles this measure to the most comparable U.S. GAAP measure, ‘‘Net cash provided by operating activities,” for the periods presented.
(9) Reflects the total number of unique accounts who have purchased Groupons during the trailing twelve months.
(10) Reflects the total gross billings generated in the trailing twelve months per average active customer.
(11) Includes inside and outside merchant sales representatives, as well as sales support.
(12) The Company restated the Condensed Consolidated Statements of Operations for the three months ended March 31, 2011, included in the Form S-1 filed with the SEC on June 2, 2011, to correct for an error in its presentation of revenue. Most significantly, the Company restated its reporting of revenue from Groupons to be net of the amounts related to merchant fees. Historically, the Company reported the gross amounts billed to its subscribers as revenue. The Condensed Consolidated Statement of Operations for the three months ended March 31, 2011, was restated to show the net amount the Company retains after paying the merchant fees. The effect of the correction resulted in a reduction of previously reported revenue and corresponding reductions in cost of revenue in those periods. The change in presentation had no effect on pre-tax loss, net loss or any per share amounts for the period.

The Company has also changed the presentation of certain other income statement expenses for the three months ended March 31, 2011 to be consistent with reporting revenue on a net basis. These changes include presenting loyalty programs as a component of marketing rather than as an offset to revenue. The Company believes that this classification is most appropriate as it is acting as an agent on behalf of the merchant in driving traffic to generate revenue. In addition, refunds made to customers which are not recovered by the merchant are presented as a component of cost of revenue, rather than as an offset to revenue, as these amounts are not paid directly to the merchants.

A portion of technology costs and editorial costs have been reclassified to cost of revenue from selling, general and administrative for the three months ended March 31, 2011.

Costs associated with the Company’s marketing staff, including payroll, benefits and stock compensation, have been reclassified to marketing for the three months ended March 31, 2011 from selling general and administrative.

13 of 13